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Exhibit 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-48027 and 333-20721) pertaining to the Employee Stock Option Plan and the 1997 Nonqualified Stock Option Plan for Nonemployee Directors of USA Truck, Inc. of our report dated January 24, 1997, with respect to the financial statements and schedule of USA Truck, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                          ERNST & YOUNG LLP

Little Rock, Arkansas
March 24, 1997